                                                                   EXHIBIT 10.46

THIS FIFTH LEASE AMENDMENT ("Fifth" Amendment") is made as of the 12th day of July, 2000 by and between KOGER EQUITY, INC., a Florida corporation ("Landlord") and EDUTEST.INC., a Virginia corporation ("Tenant").

                                    RECITAL

On August 30, 1999, Landlord and Tenant executed a Lease Agreement for space designated as Suite 204 containing approximately 791 rentable sq. ft. (as shown on EXHIBIT "A" attached) located at One Paragon Place, in Henrico County, Virginia, and amended December 1, 1999, by the First Amendment to the Lease due to the delayed occupancy of Suite 204; December 20, 1999 by the Second Amendment to the Lease to increase leased sq. ft. by 1,985 rentable sq. ft. from 791 rentable sq. ft. to 2,776 rentable sq. ft.; January 19, 2000 by the Third Amendment to the Lease to increase the monthly rental payment for added Tenant improvements; and March 9, 2000 by the Fourth Amendment to the Lease to increase leased sq. ft. by 2,627 rentable sq. ft. from 2,776 rentable sq. ft. to 5,403 rentable sq. ft. (such lease agreement, as so amended, is referred to herein as the "Lease"). The parties hereto desire to further alter and modify said Lease effective October 1, 2000, as follows:

1. Change: The leased premises shall be increased by 3,151 rentable square feet from 5,403 rentable sq. ft. to 8,554 rentable sq. ft. as shown on the attached diagram marked EXHIBIT "I".

2. Change: The monthly rental payment shall be increased by $4,807.90 from $8,243.51 to $13,051.41.

3. Change: EXHIBIT "B" to the lease is hereby revised and amended to reflect the following rental schedule:

        Lease Year                    Rent Per Sq. Ft.      Monthly Rent          Annual Rent
        ----------                    ----------------      ------------         ------------
        10/01/00 - 11/30/00                $18.31            $13,051.41           $156,616.92
        12/01/00 - 11/30/01                 18.86             13,444.04            161,328.48
        12/01/01 - 11/30/02                 19.43             13,850.35            166,214.20
        12/01/02 - 11/30/03                 20.01             14,263.70            171,165.48

4. Change: Operating Expense Adjustment: The Tenant's lease sq. ft. shall be changed from 5,403 sq. ft. to 8,554 sq, ft. in terms of calculating future operating expense increase adjustments.

5. Tenant Improvements: Landlord agrees, at its sole cost and expense to modify the space in accordance with the attached floorplan marked EXHIBIT "J" to provide new carpet and base, freshly paint the demised premises and provide all necessary electrical connections for Tenant's modular furniture hookup. Tenant to be responsible for their own telephone and computer wiring relocation costs.

6. The existing security deposit in the amount of $8,243.51 shall be increased to $13,051.41 by Tenant paying an additional $4,807.90 with the signing of this agreement.

The Lease is hereby expressly confirmed in all respects not inconsistent with the terms, covenants and conditions contained in this Fifth Amendment. If any provision of the Lease conflicts with any provision of this Fifth Amendment, the provisions of this Amendment shall control.

        IN WITNESS WHEREOF, the undersigned duly authorized officers executed this Lease this 18 day of July, 2000.

                                         TENANT:

Signed in the presence of:               EDUTEST, INC.

(1) /S/ JOANNE HULSHOFF                  By:  /S/ SUSAN B. HARDWICKE
   -----------------------------            ------------------------------------
Print Name: Joanne Hulshoff              Its: President
           ---------------------             -----------------------------------
(2) /S/ JOANNE HULSHOFF                  Attested and Sealed:
   -----------------------------
Print Name: Joanne Hulshoff                   [SIGNATURE ILLEGIBLE]
           ---------------------         ---------------------------------------
                                         Secretary


                                         LANDLORD:

Signed in the presence of:               KOGER EQUITY. INC.

(1)                                      By:
   -----------------------------            ------------------------------------
Print Name:                              Its:
           ---------------------             -----------------------------------
(2)                                      Attested and Sealed:
   -----------------------------
Print Name:
           ---------------------         ---------------------------------------
                                         Secretary

THIS FOURTH LEASE AMENDMENT ("Fourth Amendment") is made as of the 9th Day of March, 2000 by and between KOGER EQUITY, INC., a Delaware corporation ("Landlord") and EDUTEST, INC. a Virginia corporation ("Tenant").

                                     Recital

On August 30, 1999, Landlord and Tenant executed a Lease Agreement for space designated as Suite 204 containing approximately 791 rentable square feet (as shown on EXHIBIT "A" attached) located at One Paragon Place, in Henrico County, Virginia, and amended December 1, 1999, December 20, 1999 and January 19, 2000 (such lease agreement, as so amended, is referred to herein as the "Lease"). The parties hereto desire to alter and modify said Lease effective June 1, 2000, as follows:

1. Change: The leased premises shall be increased by 2,627 rentable sq. ft. from 2,776 rentable sq. ft. to 5,403 rentable sq. ft. by the addition of Suite 607 as shown on the attached diagram marked EXHIBIT "H".

2. Change: The monthly rental payment shall be increased by $4,049.96 from $4,193.55 to $8,243.51.

3. Change: EXHIBIT "B" to the lease is hereby revised and amended to reflect the following rental schedule:

        Lease Year                    Rent Per Sq. Ft.      Monthly Rent          Annual Rent
        ----------                    ----------------      ------------          -----------
        06/01/00-11/30/00                 $18.31             $8,243.51            $ 98,922.12
        12/01/00-11/30/01                  18.86              8,491.72             101,900.64
        12/01/01-11/30/02                  19.43              8,748.36             104,980.32
        12/01/02-11/30/03                  20.01              9,009.50             108,114.00

4. Change: Operating Expense Adjustment: The Tenant's leased sq. ft. shall be changed from 2,776 sq. ft. to 5,403 sq. ft. in terms of calculating future operating expense increase adjustments.

5. Tenant Improvements: Landlord agrees, at its sole cost and expense, to provide new carpet and base, freshly paint the demised premises and provide any necessary electrical connections for Tenant's modular furniture hookup. Tenant to be responsible for their own telephone and computer wiring relocation costs. Tenant entry and building directory signage will also be provided by the Landlord.

6. The existing security deposit in the amount of $4,126.43 shall be increased to $8,243.51 by Tenant paying an additional $4,049.96 with the signing of this agreement.

The Lease is hereby expressly confirmed in all respects not inconsistent with the terms, covenants and conditions contained in this Fourth Amendment. If any provision of the Lease conflicts with any provision of this Fourth Amendment, the provisions of this Fourth Amendment shall control.

        IN WITNESS WHEREOF, the undersigned duly authorized officers executed this Lease this_______ day of MAR 28 2000.


                                            TENANT:

Signed in the presence of:                  EDUTEST, INC.

(1) /s/ STEVEN D. HOY                       By: /s/ SUSAN B. HARDWICKE

Printed Name: Steven D. Hoy                 Its: President

(2) /s/ SHELLEY I. DEBUTTS                  Attested and Sealed:

Printed Name: Shelley I. deButts            /s/ T. FLECKE
                                            -------------------------------
                                            Secretary



                                            LANDLORD:

Signed in the presence of:                  KOGER EQUITY, INC.

(1)________________________________         By: /s/ THOMAS C. McGEACHY

Print Name:________________________         Its: Vice President

(2)________________________________         Attested and Sealed:

Print Name:________________________         /s/ MARY SUE WAKEMAN
                                            -------------------------------
                                            MARY SUE WAKEMAN

THIS THIRD LEASE AMENDMENT ("Third Amendment") is made as of the 19th Day of January, 2000 by and between KOGER EQUITY, INC., a Delaware corporation ("Landlord") and Edutest, Inc. a Virginia corporation ("Tenant").

                                    RECITAL

On August 30, 1999, Landlord and Tenant executed a Lease Agreement for space designated as Suite 204 containing approximately 791 rentable square feet (as shown on EXHIBIT "A" attached) located at One Paragon Place, in Henrico County, Virginia, and amended December 1, 1999 and December 20, 1999 (such lease agreement, as so amended, is referred to herein as the "Lease"). The parties hereto desire to alter and modify said Lease effective February 1, 2000, as follows:

1. Change: The monthly rental payment shall be increased by $67.12 from $4,126.43 to $4,193.55.

2. Change: EXHIBIT "B" to the lease is hereby revised and amended to reflect the following rental schedule:

        Lease Year                Rent Per Sq.Ft.   Monthly Rent         Annual Rent
        ----------                ---------------   ------------         -----------
        02/01/00-11/30/00              $18.13        $4,193.55            $50,322.60
        12/01/00-11/30/01               18.66         4,317.34             51,808.08
        12/01/01-11/30/02               19.21         4,444.85             53,338.20
        12/01/02-11/30/03               19.78         4,576.18             54,914.16

3. Add: Landlord agrees, at its sole cost and expense, to include two glass panels from floor to ceiling (tempered glass) in Room #209 as part of the buildout of Suite #215









The Lease is hereby expressly confirmed in all respects not inconsistent with the terms, covenants and conditions contained in this Third Amendment. If any provision of the Lease conflicts with any provision of this Third Amendment, the provisions of this Third Amendment shall control.

        IN WITNESS WHEREOF, the undersigned duly authorized officers executed this Lease this_______day of__________,_________.

                                            TENANT:

Signed in the presence of:                  EDUTEST, INC.

(1) /s/ JOANNE J. HULSHOFF                  By: /s/ SUSAN B. HARDWICKE
    -------------------------------             --------------------------------
Printed Name: Joanne J. Hulshoff            Its:
              ---------------------              -------------------------------
(2)                                         Attested and Sealed:
    -------------------------------
Printed Name:                               /S/ T. FLECKE
              ---------------------         ------------------------------------
                                            Secretary




                                            LANDLORD:

Signed in the presence of:                  KOGER EQUITY, INC.

(1)                                         By: /s/ THOMAS C. McGEACHY
    -------------------------------             --------------------------------
Print Name:                                 Its: Vice President
            -----------------------              -------------------------------
(2)                                         Attested and Sealed:
    -------------------------------
Print Name:                                 /s/ MARY SUE WAKEMAN
            -----------------------         ------------------------------------

THIS SECOND LEASE AMENDMENT ("Second Amendment") is made as of the 20th Day of December, 1999 by and between KOGER EQUITY, INC., a Delaware corporation ("Landlord") and Edutest, Inc. a Virginia corporation ("Tenant").

                                     Recital

On August 30, 1999, Landlord and Tenant executed a Lease Agreement for space designated as Suite 204 containing approximately 791 rentable square feet (as shown on EXHIBIT "A" attached) located at One Paragon Place, in Henrico County, Virginia, and amended December 1, 1999 (such lease agreement, as so amended, is referred to herein as the "Lease"). The parties hereto desire to alter and modify said Lease effective February 1, 2000, as follows:

1. Change: The leased premises shall be increased by 1,985 rentable sq. ft. from 791 sq. ft. to 2,776 rentable sq. ft. by the addition of Suite 215 as shown on the attached diagram marked EXHIBIT "F": '

2. Change: The monthly rental payment shall be increased by $2,977.50 from $1,148.93 to $4,126.43.

3. Change: EXHIBIT "B" to the lease is hereby revised and amended to reflect the following rental schedule:

        Lease Year                Rent Per Sq.Ft.   Monthly Rent         Annual Rent
        ----------                ---------------   ------------         -----------
        02/01/00-11/30/00              $17.84        $4,126.43            $49,517.16
        12/01/00-11/30/01               18.37         4,250.22             51,002.64
        12/01/01-11/30/02               18.92         4,377.73             52,532.76
        12/01/02-11/30/03               19.49         4,509.06             54,108.72

4. Change: Operating Expense Adjustment: The Tenant's leased sq. ft. shall be changed from 791 sq. ft. to 2,776 sq. ft. in terms of calculating future operating expense increase adjustments.

5. Tenant Improvements: Landlord agrees, at it sole cost and expense, to modify the demised premises in accordance with the attached floor plan marked EXHIBIT "G" including all new electrical as shown. Finishes to include new carpet/base and fresh paint throughout. Landlord to also provide new building standard Tenant entry and directory signage. Landlord agrees to complete all such work prior to February 1, 2000. If such work is not completed by February 1, 2000, Tenant shall not be required to start paying rent until such work is completed.

6. The existing security deposit in the amount of $1,120.58 shall be increased to $4,126.43 by Tenant paying an additional $3,005.85 with the signing of this agreement.

The Lease is hereby expressly confirmed in all respects not inconsistent with the terms, covenants and conditions contained in this Second Amendment. If any provision of the Lease conflicts with any provision of this Second Amendment, the provisions of this Second Amendment shall control.

        IN WITNESS WHEREOF, the undersigned duly authorized officers executed this Lease this_______day of JAN 05 2000.

                                            TENANT:

Signed in the presence of:                  EDUTEST, INC.

(1) /s/ KATHLEEN FINDERSON                  By: /s/ SUSAN B. HARDWICKE
    -------------------------------             --------------------------------
Printed Name: Kathleen Finderson            Its:
                                                 -------------------------------
(2) /s/ JON LARSEN                          Attested and Sealed:
    -------------------------------
Printed Name: Jon Larsen                    ------------------------------------
              ---------------------         Secretary



                                            LANDLORD:

Signed in the presence of:                  KOGER EQUITY, INC.

(1)                                         By: /s/ THOMAS C. McGEACHY
    -------------------------------             --------------------------------
Print Name:                                 Its: Vice President
            -----------------------              -------------------------------
(2)                                         Attested and Sealed:
    -------------------------------
Print Name:                                 /s/ MARY SUE WAKEMAN
            -----------------------         ------------------------------------

THIS FIRST LEASE AMENDMENT ("First Amendment") is made as of the 1st Day of December, 1999 by and between KOGER EQUITY, INC., a Delaware corporation ("Landlord") and Edutest, Inc. a Virginia corporation ("Tenant").

                                     RECITAL

On August 30, 1999, Landlord and Tenant executed a Lease Agreement for space designated as Suite 204 containing approximately 791 rentable square feet (as shown on EXHIBIT "A" attached) located at One Paragon Place, in Henrico County, Virginia, and amended N/A (such lease agreement, as so amended, is referred to herein as the "Lease"). The parties hereto desire to alter and modify said Lease effective October 1, 1999, as follows:

1. Change: Due to the delayed occupancy of Suite 204, the lease commencement date shall be changed from September 1, 1999 to October 1, 1999.

2. Change: EXHIBIT "B" to the lease is hereby revised and amended to reflect the following rental schedule.

        Lease Year                Rent Per Sq.Ft.   Monthly Rent         Annual Rent
        ----------                ---------------   ------------         -----------
        10/01/99-11/30/99             $17.00         $1,120.58            $13,446.96
        12/01/99-11/30/00              17.43          1,148.93             13,787.13
        12/01/00-11/30/01              17.87          1,177.93             14,135.17
        12/01/01-11/30/02              18.32          1,207.59             14,491.12
        12/01/02-11/30/03              18.78          1,237.92             14,854.98









The Lease is hereby expressly confirmed in all respects not inconsistent with the terms, covenants and conditions contained in this First Amendment. If any provision of the Lease conflicts with any provision of this First Amendment, the provisions of this First Amendment shall control

        IN WITNESS WHEREOF, the undersigned duly authorized officers executed this Lease this_______day of JAN 05 2000.


                                            TENANT:

Signed in the presence of:                  EDUTEST, INC.

(1) /s/ KATHLEEN FINDERSON                  By: /s/ SUSAN B. HARDWICKE
    -------------------------------             --------------------------------
Printed Name: Kathleen Finderson            Its: President
              ---------------------              -------------------------------
(2) /s/ JON LARSEN                          Attested and Sealed:
    -------------------------------
Printed Name: Jon Larsen                    ------------------------------------
              ---------------------         Secretary



                                            LANDLORD:

Signed in the presence of:                  KOGER EQUITY, INC.

(1)                                         By: /s/ THOMAS C. McGEACHY
    -------------------------------             --------------------------------
Print Name:                                 Its: Vice President
            -----------------------              -------------------------------
(2)                                         Attested and Sealed:
    -------------------------------
Print Name:                                 /s/ MARY SUE WAKEMAN
            -----------------------         ------------------------------------

                   LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of the 17 day of December 1999 between Global Partner Ventures, LLC, (Assignor) and Edutest, Inc. a Virginia corporation (the Assignee), with its principal office at, 6800 Paragon Place, Richmond, Virginia 23230 recites and provides:

RECITALS:

        The Assignor is the lessee under a certain lease dated October 16,1998 for suite 237 located at 6800 Paragon Place, Richmond, Virginia 23230 (the Lease), with Koger Equity, Inc., as Lessor (the Lessor). The Assignor desires to assign to the Assignee all of its right, title and interest in the Lease.

ASSIGNMENT:

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

        1. Assignment. The Assignor hereby assigns and conveys to the Assignee all of its right, title and interest in and to the Lease for the remainder of the term thereof including it's security deposit in the amount of $5,693.58 which is currently being held by lessor.

        2. Assumption. The Assignee accepts the assignment of all of the Assignor's right, title and interest in and to the Lease including the security deposit mentioned above and, agrees to be bound by all of the terms, covenants and conditions thereof, and assumes the duties, liabilities and obligations of the Assignor under the Lease.

        3. Representations and Warranties of the Assignor. The Assignor represents and warrants that the Lease is in full force and effect, all of the obligations of the Assignor under the Lease have been fully performed, the Assignor has made no prior assignment of the Lease, the Assignor has full power and authority to execute and deliver this assignment, and the execution and delivery hereof by the Assignor and the assignment of all of its right, title and interest in and to the Lease do not contravene any agreement to which the Assignor is a party or by which it or the leased premises is bound.

        4. Cancellation of Existing Sub-Lease Agreement. This Lease Assignment and Assumption Agreement shall supercede and cancel the previous Sub-Lease Agreement between parties dated May 4, 1999 for Suite 237 located at 6800 Paragon Place, Richmond, Virginia 23230.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives.

                                        ASSIGNOR:

                                        GLOBAL PARTNER VENTURES, LLC

                                        By: /s/ JOHN R. SAMPLE
                                           -------------------------------------

                                        Title: Vice President and CFO
                                             -----------------------------------

                                        ASSIGNEE:

                                        EDUTEST, INC.
                                        a Virginia corporation


                                        By: /s/ SUSAN B. HARDWICKE
                                           -------------------------------------

                                        Title: President and CEO
                                              ----------------------------------

Lessor's Consent to Assign: The undersigned ("Lessor") lessor under the Original Lease, hereby consents to the foregoing Assignment without waiver of any restrictions in the Original Lease concerning further assignment, subletting or Sublessor's obligation to perform under the terms and conditions of the Original Lease. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Original Lease, and that the Original Lease has not been amended or modified except as expressly set forth in the foregoing Assignment.


                                        LESSOR:

                                        KOGER EQUITY, INC.

                                        By: /s/ Thomas C. McGeachy
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------

                                 LEASE AGREEMENT

                                 By and Between:

                          GLOBAL PARTNER VENTURES, LLC

                                       and

                               KOGER EQUITY, INC.

                                   LEASE INDEX

                                                                              Page
                                                                              ----
1.      OFFICE SPACE AND TERM ..................................................1

2.      RENT ...................................................................2

3.      OPERATING EXPENSE ADJUSTMENTS ..........................................2

4.      USE OF OFFICE SPACE ....................................................5

5.      ASSIGNMENT AND SUBLETTING ..............................................6

6.      ACCESS TO PREMISES .....................................................6

7.      LANDLORD'S SERVICES ....................................................7

8.      PARKING AREAS ..........................................................7

9.      LEASEHOLD IMPROVEMENTS .................................................7

10.     REPAIRS AND MAINTENANCE ................................................8

11.     ALTERATIONS AND IMPROVEMENTS ...........................................8

12.     INDEMNITY ..............................................................9

13.     TENANT'S INSURANCE .....................................................10

14.     LANDLORD'S INSURANCE ...................................................10

15.     DAMAGE BY FIRE OR THE ELEMENTS .........................................10

16.     RULES AND REGULATIONS ..................................................11

17.     EMINENT DOMAIN .........................................................11

18.     SIGNS AND ADVERTISING ..................................................11

19.     DEFAULT ................................................................12

20.     ATTORNEY'S FEES ........................................................14


                                      (i)

21.     LANDLORD`S LIEN ........................................................14

22.     SUBORDINATION ..........................................................15

23.     QUIET ENJOYMENT ........................................................15

24.     SECURITY DEPOSIT .......................................................15

25.     MECHANIC'S LIENS .......................................................16

26.     NOTICES ................................................................16

27.     FORCE MAJEURE ..........................................................16

28.     SEPARABILITY ...........................................................17

29.     HOLDING OVER ...........................................................17

30.     RELOCATION .............................................................17

31.     RENT A SEPARATE COVENANT ...............................................17

32.     JOINT AND SEVERAL LIABILITY ............................................17

33.     ABSENCE OF OPTION ......................................................17

34.     CORPORATE TENANCY ......................................................17

35.     BROKERAGE COMMISSION ...................................................17

36.     AMENDMENTS .............................................................18

37.     WORKING DRAWINGS .......................................................18

38.     SPECIAL PROVISIONS .....................................................18

39.     DELIVERY OF POSSESSION .................................................18

40.     LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES ............................18

41.     LIMITATION OF LANDLORD'S LIABILITY .....................................18

42.     TRANSFER OF LANDLORD'S INTEREST ........................................18


                                      (ii)

43.     SHORT FORM LEASE .......................................................19

44.     WAIVER .................................................................19





                                     (iii)

                                LEASE AGREEMENT

                             BASIC LEASE PROVISIONS

A.    BUILDING AND ADDRESS:                  One Paragon Place
                                             6800 Paragon Place
                                             Richmond, Virginia 23230

B.    LANDLORD AND ADDRESS:                  Koger Equity, Inc.
                                             P.0. Box 4339
                                             Jacksonville, Florida 32201-4339

C.    TENANT AND CURRENT                     Global Partner Ventures, LLC
      ADDRESS:                               6630 W. Broad Street, # 100
                                             Richmond, VA 23225

D.    DATE OF LEASE:                         October 16, 1998

E.    LEASE TERM:                            Approximately Sixty (60) months

F.    COMMENCEMENT DATE
      OF TERM:                               December 15, 1998

G.    EXPIRATION DATE OF TERM:               November 30, 2003

H.    INITIAL MONTHLY RENT:                  Five Thousand Six Hundred Seventy
                                             and 92/100 Dollars ($5,670.92)

I.    RENTABLE AREA OF OFFICE
      SPACE:                                 4,003

J.    SECURITY DEPOSIT:                      $5,670.92

                                LEASE AGREEMENT

               THIS LEASE AGREEMENT (the "Lease") made this 16th day of October, 1998, by and between KOGER EQUITY, INC., having an address of P.O. Box 4339, Jacksonville, Florida 32201-4339, hereinafter referred to as "LANDLORD" and GLOBAL PARTNER VENTURES, LLC, hereinafter referred to as "TENANT".

                                  WITNESSETH:

        1. OFFICE SPACE AND TERM. Landlord, in consideration of the rental hereinafter reserved to be paid and of the covenants, conditions and agreements to be kept and performed by Tenant, hereby leases, lets and demises to the Tenant, and Tenant hereby leases and hires from Landlord that certain space, hereinafter called the "Office Space", in the building known as ONE PARAGON PLACE, hereinafter called the "Building", located in Henrico County, Virginia (and having a street address of 6800 Paragon Place, Richmond, Virginia 23230), which Office Space is more particularly described as follows: Suite 237, consisting of approximately 4,003 square feet of rentable area outlined in red on the attached Exhibit "A".

        TO HAVE AND TO HOLD the Office Space for a term of approximately sixty
(60) months, commencing on the 15th day of December, 1998, and ending at midnight on the 30th day of November, 2003. Notwithstanding the foregoing, however, Landlord shall endeavor to deliver possession of the Office Space to Tenant on December 11, 1998. If Landlord, for any reason whatsoever, other than a Tenant Delay (as hereinafter defined), cannot deliver possession of the Office Space to Tenant on or prior to December 15, 1998, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, there shall be an abatement of rent covering the period between December 15, 1998, and the time when Landlord can deliver possession and Tenant shall be entitled to offset against future Rent due hereunder the actual rent paid by Tenant as a result of Tenant becoming a holdover tenant under its existing lease or other rent paid for alternative space, provided the foregoing amount shall not exceed one (1) month's holdover rent under Tenant's existing lease. If, for any reason, Landlord cannot deliver possession of the Office Space to Tenant on or before February 1, 1999, Tenant shall have the option to terminate this Lease by giving written notice of such termination to Landlord prior to February 15, 1999. If Landlord does not deliver possession of the Office Space to Tenant on or before February 1, 1999, and Tenant does not notify Landlord in writing of its intent to terminate this Lease prior to February 15, 1999, this Lease shall continue in full force and effect in accordance with the terms hereof. The date specified above for the commencement of the term, or if Landlord cannot deliver possession on such date as aforesaid, then the date when Landlord can deliver possession is hereinafter referred to as the "Commencement Date". The ending date of this Lease shall be extended for an identical period of time to that period of time that transpired between the 15th day of December, 1998, and the date Landlord delivered possession, it being the parties' intent that this lease have a complete term of approximately sixty (60) months. By occupying the Office Space, Tenant shall be conclusively deemed to have accepted the same as complying fully with Landlord's covenants and obligations under the Work Letter attached hereto as Exhibit "C", subject to the "punch list" to be agreed upon by Tenant and Landlord in accordance with paragraph 5.2 of the Work Letter.

        2. RENT. Tenant covenants and agrees to pay to Landlord rental for the Office Space in the amounts per annum, payable in equal monthly installments of 1/12th of such annual amounts, as shown on the attached Exhibit "B", such amounts hereinafter called "Rent" or "Rental" and such monthly installments being due and payable on or before the first day of the first full calendar month of the term hereof and on or before the first day of each and every successive calendar month thereafter during the full term of this Lease, subject to the adjustments as provided hereinafter. In the event the Commencement Date occurs on a day other than the first day of a calendar month, the first rental payment shall be in the amount of the Rental for one (1) full calendar month plus the prorated Rental for the calendar month in which the term of this Lease commences. Rental and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord, without deduction or offset, at its management office presently located at 6802 Paragon Place, Suite 205, Richmond, Virginia 23230, or at such other place as Landlord may hereafter specify in writing.

        Whenever under the term of this Lease any sum of money is required to be paid by Tenant in addition to the Rental herein reserved, whether or not such sum is herein described as "Additional Rental" or provision is made for the collection of said sum as "Additional Rental", said sum shall nevertheless, at Landlord's option, if not paid when due, be deemed Additional Rental, and shall be collectible as such within thirty (30) days after Landlord has sent an invoice for the same to Tenant.

        3. OPERATING EXPENSE ADJUSTMENTS. (A) The parties each acknowledge that the Rent specified in paragraph 2 of this Lease does not provide for increases in Operating Expenses, Real Estate Taxes, and Utility Costs (hereinafter called "Expenses") which may hereafter affect the Office Space or the Building. Accordingly, beginning with the 2000 Lease Year (as hereinafter defined) and thereafter during the term of this Lease, and any renewals thereof, Tenant shall pay to Landlord, in the form of Additional Rental (plus any applicable sales tax), its proportionate share of projected increased Expenses over the base amount (as hereinafter defined), such proportionate share to be a fraction, the numerator of which is the total number of rentable square feet contained in the Office Space, i.e. 4,003 square feet, and the denominator of which is the rentable space in the Building, i.e., 146,614 square feet. The base amount for determining any increases is the amount of Expenses incurred for the operation and maintenance of the Building during the 1999 Calendar Year in accordance with accepted principles of sound management and accounting practices as applies to first-class office buildings in the Richmond, Virginia area. The term "Lease Year" shall mean the Calendar Year except that the first Lease Year shall commence on the Commencement Date and end on the first December 31 following the Commencement Date. Prior to the end of each Lease Year during the term of this Lease beginning with the 1999 Lease Year, Landlord shall deliver to Tenant a statement setting forth the amount by which the Expenses for the next Lease Year are projected to exceed the base amount and setting forth Landlord's basis for the calculation of such excess amount. During the ensuing Lease Year, Tenant shall pay to Landlord, as and when Rent is due and payable hereunder, an amount equal to one-twelfth (1/12) of Tenant's proportionate share of such projected excess Expenses. The term "Real Estate Taxes" shall mean the annual taxes and any special assessments of other charges levied against the real property of which the Office Space is a part by any authority having the direct power so to tax, including any city, county, state or federal government, or any school, agricultural, transportation or environment control agency, lighting, drainage, or other improvement district thereof, and shall include the expense of contesting the amount or validity of any such taxes, charges or assessments. The term "Operating Expenses" shall include the annual expenses of Landlord for the operation and maintenance of the Office Space and Building which are reasonable or customary for the operation of this type of Office Space and Building, and shall include, but not be limited to, management salaries, costs and fees; maintenance, repair and janitorial expense; administrative salaries, costs and fees; insurance; security; and landscaping.

        If the Landlord in its sole discretion in operating the Building chooses to install any energy or labor saving devices, equipment, fixtures or appliances to or in the Building that otherwise might be considered a capital expenditure, then the cost of the equipment or fixture shall be amortized (in accordance with sound accounting and industry practices) over such reasonable period as Landlord shall determine (in accordance with sound accounting and industry practices), together with interest on the unamortized balance of such cost at 15% (fifteen percent) per annum, and included as part of "Operating Expenses"; provided, however, any increase in Tenant's proportionate share of Operating Expenses under this paragraph shall not exceed Tenant's proportionate share of the savings in Operating Expenses actually resulting from such expenditure during the Term of this Lease. For purposes of confirming the foregoing, upon Tenant's request, following Tenant's receipt of Landlord's invoice for Operating Expenses, Landlord will furnish a written summary of the savings realized in the Calendar Year in question as a result of such capital expenditures.

        The term "Utility Costs" shall include Landlord's annual expense for the operation and maintenance of the Building and the Office Space with respect to utility charges for furnishing heat, air conditioning, electricity, water, sewage, gas, garbage removal, etc. If the final lease year (to include renewals) during which escalation may occur shall contain less than twelve months, the increase hereunder shall be prorated, the Tenant's obligation to pay such increase to survive the expiration of this Lease (and renewal) term.

        On or about April 1 following the end of the 2000 Lease Year and each Lease Year thereafter, or at such later time as Landlord shall be able to determine the actual amounts of Expenses for this Lease Year last ended, Landlord shall notify Tenant in writing of such actual amounts. If such actual amounts exceed the projections for such Lease Year, then Tenant shall, within thirty (30) days after the date of such written notice from Landlord, pay to Landlord its proportionate share of the excess. The obligation to make such payments shall survive the expiration or earlier termination of the Term. If the total Expenses paid by Tenant during such Lease Year exceed the amount thereof payable for such year based upon actual Expenses for such Lease Year, then Landlord shall credit such excess to installments of rent payable after the date of Landlord's notice until such has been exhausted, or if this Lease shall expire prior to the application of such excess, Landlord shall pay to Tenant the balance not theretofore applied against Rent. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or to pay Tenant by reason of this section.

               (B) Right to Audit Books and Records. If Tenant disputes the amount of Expenses as set forth in the statement from Landlord and provided Tenant is not then in default under this Lease, Tenant shall have the right on written notice, given within thirty (30) days after the receipt of such statement from Landlord, to have the Landlord's books and records relating to Expenses audited by a qualified professional selected by Tenant or by Tenant itself. If after such audit Tenant still disputes the amount of Expenses, a certification as to the proper amount shall be made by Landlord's independent certified public accountant in consultation with Tenant's professional, which certification shall be final and conclusive. If such audit reveals that Expenses were overstated by five percent (5%) or more in the calendar year audited, Landlord shall reimburse Tenant for its reasonable costs in doing the audit, and Landlord shall within thirty (30) days after the certification pay to Tenant the amount of any overpayment which it had collected from Tenant. However, if such certification does not show that Landlord had made such an overpayment then Tenant shall pay both the costs of its professional as well as the reasonable charges of Landlord's independent certified public accountant engaged to determine the correct amount of Expenses. If the certification shows that Landlord has undercharged Tenant then Tenant shall within thirty (30) days pay to Landlord the amount of any undercharge.

        Books and records necessary to accomplish any audit permitted under this subparagraph shall be retained for twelve months after the end of each calendar year, and on receipt of notice of Tenant's dispute of the Expenses shall be made available to Tenant to conduct the audit, which may be either at the Property or the offices of Landlord's property manager.

        All information obtained through such audit shall be held in strict confidence by Tenant and its officers, agents and employees and as a condition to such audit, the Tenant's auditor shall execute a written agreement agreeing that all information obtained through such audit as well as any compromise, settlement, or adjustment reached as a result of such audit, shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

               (C) Operating Expense Exclusions. Notwithstanding anything to the contrary set forth herein, Operating Expenses shall not include: (i) financing or mortgage costs, including the payment of principal or interest due under any mortgage or deed of trusts encumbering the Building or the land upon which the Building is situated; (ii) depreciation allowance of any type; (iii) capital improvement costs, whether principal or interest, other than the amortized costs of improvements reasonably expected by Landlord to result in decreased Operating Expenses as provided in subparagraph (A) above; (iv) compensation paid to officers of Landlord or its management agent or any other person or entity, to the extent that any of such parties are above the level of asset manager; (v) costs for which Landlord is reimbursed by any insurance required to be carried hereunder or actually carried by Landlord; (vi) leasing commissions, legal fees and other expenses incurred by Landlord or its agents in connection with negotiations or disputes with tenants or prospective tenants for the Building;
(vii) costs or expenses associated with the enforcement of any leases by Landlord; (viii) costs or fees relating to the defense of Landlord's title or interest in the land or any part thereof; (ix) costs or expenses relating to Landlord's obligations under any work letter to construct tenant improvements; (x) allowances, concessions, permits, licenses, inspections and other costs and expenses incurred in completing, fixturing, renovating or otherwise improving or decorating or redecorating space occupied by tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Building, or vacant leasable space at the Building, or constructing or finishing demising walls and public corridors with respect to any such space whether such work or alteration is performed for the initial occupancy by such Tenant or occupant or thereafter except to the extent any such items are offered to be obtained or performed for the benefit of all tenants of the building; (xi) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in clause (x) above; (xii) costs incurred solely due to a default by Landlord or any tenant of the terms and conditions of any lease; (xiii) any expense for Landlord's advertising and promotional program for the Building; (xiv) renovation of the Building made necessary by the exercise of eminent domain; (xv) any cost for the provision of goods or services by Landlord or an affiliate of Landlord, to the extent such cost exceeds the cost then prevailing in transactions between unrelated parties (excluding management fees); (xvi) ground rent; (xvii) legal fees (except for contesting any Operating Expenses or Real Estate Taxes, and/or personnel matters relating to employees of Landlord providing services for the Building or that are directly related to the maintenance, operation or management of the Building); (xviii) moving expenses costs of tenants of the Building; (xix) costs solely arising from the presence of hazardous materials or substances in, about or below the Building or improvements thereon in violation of applicable law, including, without limitation, hazardous substances, in the groundwater or soil;
(xx) costs incurred by any items to the extent of Landlord's actual receipt of funds under a manufacturer's, materialman's, vendor's or contractor's warranty;
(xxi) wages, salaries or other compensation or benefits for off-site employees applicable to the time spent working at other buildings, other than the Building manager; provided that, with respect to each employee that services the Building and other buildings owned by Landlord, a pro rata portion of such employee's salary, wages, compensation, benefits and other employment expenses may be included in Operating Expenses (based upon time spent by such employee in providing services for the Building); (xxii) costs of acquisition of sculpture, paintings, or other objects of art; and (xxiii) the rent or expenses in lieu of rent for any on-site leasing office of Landlord at the Building (except the management office serving the Building).

        4. USE OF OFFICE SPACE. The Office Space shall be used as a commercial business office and for no other purposes without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall not do or permit to be done in or about the Office Space, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Office Space which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them or use or allow the

Office Space to be used for any improper, immoral or unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Office Space or commit or suffer to be committed any waste in, on, or about the Office Space.

        5. ASSIGNMENT AND SUBLETTING. Except for an assignment or sublease to any entity that controls, is controlled by or is under common control with Tenant (collectively, an "Affiliate"), Tenant shall not assign the right of occupancy under this Lease or any other interest therein, or sublet the Office Space, or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to pay, on demand, any and all reasonable costs incurred by Landlord regarding the subleasing of all or any part of Tenant's Office Space. Notwithstanding anything contained herein to the contrary, Tenant shall have no right of assignment or subletting if it is then in default of this Lease. Notwithstanding any assignment of this Lease, or the subletting of the Office Space, or any portion thereof, Tenant shall continue to be liable for the performance of all of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Except in the case of an assignment or sublease to or with an Affiliate, Landlord shall have the option, which shall be exercised by providing Tenant with written notice, of terminating Tenant's rights and obligations under this Lease rather than permitting any assignment or subletting by Tenant; provided, however, if Landlord notifies Tenant of its intent to so terminate Tenant's rights and obligations under this Lease, Tenant shall have the right to rescind its request for Landlord's approval of the proposed assignment or sublease, in which case Landlord's recapture right shall terminate and be of no further force and effect.

        Should Landlord permit any assignment or subletting by Tenant and, after deducting all reasonable and actual costs associated with such assignment or subletting, should the moneys received as a result of such assignment or subletting (when compared to the money still payable by Tenant to Landlord) be greater than would have been received had Landlord not permitted such assignment or subletting, then the excess shall be divided equally between Tenant and Landlord. The provisions of paragraph 26 shall be deemed amended to provide the correct names and addresses of the assignee or subtenant. In the event Tenant requests Landlord's consent to any subletting or assignment under this paragraph, Tenant shall pay Landlord for all expenses incurred by Landlord in connection with any such assignment or subletting or in connection with considering Tenant's request, including, without limitation, its reasonable attorneys' fees.

        6. ACCESS TO PREMISES. Landlord or its authorized agent or agents shall have the right to enter upon the Office Space upon twenty-four (24) hours advance notice (or upon such shorter notice as may be reasonable in the event of an emergency) for the purpose of inspecting the same, preventing waste, and making such repairs as Landlord may consider necessary (but without any obligation to do so except as expressly provided for herein), and showing the Office Space to prospective tenants. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Office Space without elimination or abatement of Rent or incurring liability to the Tenant for any compensation or offsets on Rent and charges owed and such acts shall have no effect upon this Lease.

        7. LANDLORD'S SERVICES. Landlord shall, at its expense, furnish the Office Space with (i) electricity for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, personal computers, copy machines, and the like, which use 110 volt electric power, (ii) heat and air conditioning during the hours specified in paragraph 12 of Exhibit D to this Lease reasonably required for the occupation of the Office Space, such heat and air conditioning to be provided by utilizing the existing systems in the Building, it being expressly understood and agreed by the parties that Landlord specifically shall not be liable for any losses or damages of any nature whatsoever incurred by Tenant due to any failure of the equipment to function properly, or while it is being repaired, or due to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air conditioning, (iii) elevator service, (iv) lighting replacement for Building standard lights, (v) toilet room supplies, (vi) daily janitor service during the time and in the manner that such janitor service is customarily furnished in first-class office buildings in Richmond, Virginia,
(vii) water, and (viii) sewage.

        Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rental herein set forth be abated by reason of (1) installation, use, or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, or (2) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Office Space or to the Building. The temporary failure to furnish any such services for reasons beyond Landlord's control shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease.

        8. PARKING AREAS. Landlord shall keep and maintain the parking areas in good condition and shall keep the parking areas well lit by providing lighting for the parking areas in accordance with Landlord's lighting standards for such areas existing as of the date hereof. During the term of this Lease, subject to the terms and conditions of paragraph 5 of Exhibit "D", Landlord hereby grants to Tenant, at no additional cost to Tenant, the right to use up to twenty (20) parking spaces in the parking areas. Landlord reserves the right to control the method, manner and time of parking in parking spaces, including the designation and marking of spaces reserved for individuals with disabilities.

        9. LEASEHOLD IMPROVEMENTS. The space herein described is rented "as is", without any additional services to be rendered by Landlord, other than those services described in paragraph 7. If Landlord is to additionally alter, remodel, improve, or do any physical act or thing to the space as presently constituted, same shall be at the sole expense of Tenant and shall be affected only by a "Work Order" signed by the parties, the moneys due Landlord from Tenant for which shall be deemed "Additional Rental" hereunder. In the absence of a "Work Order" signed by the parties, Landlord is under no obligation to make any such alteration, remodeling or improvement or do any physical act or thing to the space. Notwithstanding the foregoing, Landlord shall complete within the Office Space the work described in, on the terms and conditions described in, the Work Letter attached hereto as Exhibit "C."

        10. REPAIRS AND MAINTENANCE. Landlord will, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building, the equipment used to provide the services referred to in paragraph 7 and the parking areas serving the Building, unless any such damage is caused by acts or omissions of Tenant, its agents, customers, employees, or invitees, in which event Tenant will bear the cost of such repairs. Tenant will not injure the Office Space, but will maintain the Office Space in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above. Tenant shall maintain the Office Space in accordance with all applicable legal and governmental requirements, ordinances and rules (including the Board of Fire Underwriters and the Americans With Disabilities Act). Upon termination of this Lease, Tenant will surrender and deliver up the Office Space to Landlord in the same condition in which it existed at the commencement of this Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. This paragraph 10 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which paragraph 15 hereof shall apply) or damage resulting from an eminent domain taking (as to which paragraph 17 hereof shall apply).

        11. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no structural alterations, additions or improvements to the Office Space without prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall have the right, without the prior written consent of Landlord, to redecorate the interior of the Office Space and to make interior alterations, additions or improvements to the Office Space of a non-structural nature subject to the following: (i) the costs associated with such redecorating or non-structural alterations, additions or improvements shall not exceed $5,000 in any one instance, (ii) such non-structural alterations, additions or improvements must not interfere with any mechanical, electrical, plumbing or other systems servicing the Building and any materials used in connection with such redecoration and/or non-structural alterations, additions or improvements must be of at least the same quality as required by the then current Building standards, (iii) all work associated with such redecorating or non-structural alterations, additions or improvements may only be made by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and (iv) Tenant shall deliver final written and unconditional waivers of mechanic's and materialmen's liens as to the Office Space, the Building and the land upon which the Building is situated for all work, labor and services to be performed and materials to be furnished in connection with such redecorating or non-structural alterations, additions or improvements. If the costs associated with any proposed redecorating or non-structural alterations, additions or improvements shall exceed $5,000 in any one instance, Tenant shall not undertake the same without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as Tenant complies with the requirements set forth in (ii), (iii) and (iv) hereinabove. Tenant shall conduct any work performed hereunder in such a manner so as not to interfere with the operation of the Building and shall, prior to the commencement of the work, submit to Landlord copies of all necessary permits. Tenant covenants that all work shall be done in compliance with all applicable laws. Unless Landlord specifies at the time Landlord approves any alterations, additions or improvements to be made by Tenant hereunder that the same shall be removed by Tenant upon the expiration or earlier termination of this Lease, all such alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Office Space shall be Landlord's property and at the end of the term hereof shall remain in or upon the Office Space without compensation to Tenant. If Landlord shall request in writing that any alterations, additions or improvements be removed from the Office Space upon the expiration or earlier termination of this Lease, Tenant will, prior to the expiration or termination of this Lease, remove any and all alterations, additions and improvements placed or installed by Tenant in the Office Space, and will repair any damage caused by such removal. Notwithstanding anything contained hereinabove to the contrary, all of Tenant's furniture, movable trade fixtures and equipment not attached to the Building may be removed by Tenant at the termination of this Lease, if Tenant so elects, and shall be so removed, if required by Landlord, and if not so removed, shall, at the option of Landlord, become property of Landlord.

        12. INDEMNITY. Landlord shall not be liable for and Tenant will indemnify and save Landlord harmless from and against all fines, suits, claims, demands, losses and actions (including reasonable attorneys' fees), for any injury to person or damage to or loss of property on or about the Office Space caused by the negligence or willful misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees or arising out of Tenant's use of Office Space or the Building under express or implied invitation of Tenant, or arising out of Tenant's use of the Office Space. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building, or of any other matter beyond control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's affirmative acts of negligence.

        Tenant shall not be liable for and, subject to the terms of paragraph 41 hereof, Landlord will indemnify and save Tenant harmless from and against all fines, suits, claims, demands, losses and actions (including reasonable attorneys' fees) for any injury to person or damage to or loss of property on or about the Office Space caused by the negligence or willful misconduct or breach of this Lease by Landlord, its employees, subtenants, invitees or arising out of Landlord's ownership of the Office Space or the Building. Tenant shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by then, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building, or for any other matter beyond control of Tenant, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the building, or failure to make repairs, or from any cause whatsoever except Tenant's affirmative acts of negligence.

        13. TENANT'S INSURANCE. Tenant, at its expense, shall maintain in force during the Term, comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, tenant's legal liability, bodily injury (including death) and property damage, all on an occurrence basis with respect to the business carried on, in, or from Office Space and Tenant's use and occupancy of the Office Space with coverage for any one occurrence or claim of not less than $2,000,000 or such other amount as Landlord may reasonably require upon not less than six (6) months' prior written notice.

        All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably acceptable to Landlord. Landlord shall be named as an additional insured party in each policy required hereunder. Each policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled and shall also contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and the policy will not lapse or be canceled, except after not less than thirty (30) days' prior written notice to Landlord of the intended change, lapse or cancellation. Tenant shall furnish to Landlord, if and whenever requested by it, certificates or other evidence acceptable as to the insurance from time to time maintained by Tenant and the renewal or continuation in force of such insurance.

        14. LANDLORD'S INSURANCE. Landlord shall at all times during the term of this Lease carry at its own expense a policy of insurance written on a replacement cost basis that insures the Building, including the Office Space, against loss or damage by fire or other casualty (namely, the perils against which insurances afforded by a standard "all risk" casualty insurance policy); provided, however, that Landlord shall not be responsible for and shall not be obligated to insure against any loss of or damage to any personal property of Tenant or any trade fixtures installed by or paid for by Tenant in the Office Space or any additional improvements that Tenant may construct in the Office Space. Such policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claims which the insurer might otherwise be entitled against Tenant. Landlord shall also maintain comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, Landlord's legal liability, bodily injury (including death), and property damage in or about the Building, all on an occurrence basis, with coverage of not less than $2,000,000 per occurrence.

        15. DAMAGE BY FIRE OR THE ELEMENTS. In the event that the Building should be totally destroyed by fire, tornado or other casualty or in the event the Office Space or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred twenty (120) days after the date of such damage, either Landlord or Tenant may at its option, by written notice to the other given not more than thirty (30) days after the date of such fire or other casualty, terminate this Lease. In such event, the Rent shall be abated during the unexpired portion of this Lease effective with the date of such fire or other casualty. In the event the Building or the Office Space should be damaged by fire, tornado, or other casualty covered by Landlord's insurance but only to such extent that rebuilding or repairs can be completed within one hundred twenty (120) days after the date of such damage, or if the damage should be more serious but neither Landlord or Tenant elects to terminate this Lease, then Landlord shall within thirty (30) days after the date on which it receives the insurance proceeds, commence to rebuild or repair the Building and/or the Office Space and shall proceed with reasonable diligence to restore the Building and/or the Office Space to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by Tenant or other tenants within the Building or Office Space. If all or any part of the Office Space is damaged by fire or other casualty and this Lease is not terminated, Tenant shall promptly and with due diligence repair and restore this leasehold improvements and personal property previously installed by Tenant pursuant to this Lease. Landlord shall, unless such damage is the result of the negligence or willful misconduct of Tenant or Tenant's employees or invitees, allow Tenant a fair diminution of Rent during the time that the Office Space is unfit for occupancy and Tenant does not, in fact, occupy the Office Space. In the event any mortgagee, under a deed of trust, security agreement or mortgage on the Building, should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord against loss or damage to the building or to the Office Space shall be for the sole benefit of Landlord.

        16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations in effect with respect to the Building, a copy of which rules and regulations currently in effect being attached to this Lease as Exhibit "D", and all reasonable modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenant or occupant of the Building.

        17. EMINENT DOMAIN. If the whole or a portion of the Building shall be taken for any public or quasipublic use under any statute or by right of eminent domain or private purchase in lieu thereof then at Landlord's option, but not otherwise, the term hereby demised and all rights of Tenant hereunder shall immediately cease and terminate and the rental shall be adjusted as of the date of such termination. Tenant shall be entitled to no part of the award made for such condemnation (or other taking) or the purchase price thereof. Nevertheless, anything to the contrary notwithstanding, likewise at the Landlord's option, but not otherwise, if the Office Space is unaffected by such condemnation (or other taking), then this Lease and each and every one of its provisions shall continue in full force and effect.

        18. SIGNS AND ADVERTISING. Without prior written approval of Landlord, Tenant shall not permit the painting or display of any signs, placard, lettering, or advertising material of any kind on or near the exterior of the Office Space.

        Notwithstanding the foregoing, Tenant may display Tenant's name on or near the entrance of the Office Space, in a manner prescribed by the Landlord.

        19. DEFAULT. Landlord, at its election, may exercise any one or more of the options referred to below upon the happening or at any time after the happening of any one or more of the following events, each of which shall be deemed a "default" or "event of default" under this Lease:

(a) Tenant's failure to pay the Rental, Additional Rental, or any other sums payable hereunder for a period of ten (10) days after notice by Landlord;

(b) Tenant's failure to observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease or in the Building rules and regulations for a period of fifteen (15) days after notice by Landlord, provided that, for any failure which cannot reasonably be cured within said fifteen (15) day period, the cure period therefore shall be extended for such time as is reasonably necessary to effect a cure of such failure, on the conditions that, promptly upon determining that the aforesaid fifteen (15) day cure period is inadequate, Tenant shall deliver notice to Landlord of the steps being taken to cure such default and the amount of time reasonably estimated by Tenant to effect such cure, and Tenant shall promptly commence and diligently pursue such cure;

(c)     The bankruptcy of Tenant;

(d)     Tenant making an assignment for the benefit of creditors;

(e) A receiver or trustee being appointed for Tenant or substantial portion of Tenant's assets;

(f) Tenant's voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law;

(g)     Tenant's attempting to mortgage or pledge its interest hereunder;

(h) Tenant's interest under this Lease being sold under execution or other legal process;

(i) Except as otherwise set forth in Paragraph 5, Tenant's interest under this Lease being assigned by attempted subletting or by operation of law;

(j) Any of the goods or chattels of Tenant used in or incident to the operation of Tenant's business in the Office Space being seized, sequestered, or impounded by virtue of, or under authority of, any legal proceedings;

(k)     The dissolution of Tenant.

        In the event of any of the foregoing happenings, the Landlord, at its election, may exercise any one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others therein listed or otherwise provided by statute or general law at the same time or in subsequent times or actions:

                (1) Terminate Tenant's right to possession under this Lease and reenter and retake possession of the Office Space and relet or attempt to relet the Office Space on behalf of Tenant at such Rent and under such terms and condition as Landlord may deem best under the circumstances. Landlord shall not be deemed to have thereby accepted a surrender of the Office Space, and Tenant shall remain liable for all Rental, Additional Rental, or other sums due under this Lease and for all damages suffered by Landlord as a result of Tenant's breach of any of the covenants of this Lease.

                (2) Declare this Lease to be terminated, ended and null and void, reenter upon and take possession of the Office Space whereupon all right, title and interest of the Tenant in the Office Space shall end.

                (3) In the case of Tenant's failure to pay Rental and Additional Rental within the time period provided in paragraph 19(a) above, accelerate and declare the entire remaining unpaid Rental and Additional Rental for the balance of this Lease to be immediately due and payable forthwith, and at once, take legal action to recover and collect the same. Landlord shall be under no obligation to relet the Office Space, but if Landlord elects to accelerate rent as provided herein, Landlord agrees to use reasonable efforts to relet the Office Space and agrees that Tenant shall be entitled to a credit in the net amount of rent actually received by Landlord in reletting, after deduction of all reasonable expenses incurred in repossession and in reletting the leased premises (including, without limitation, repairs, remodeling costs, brokerage fees, and the like), and in collecting the rent in connection therewith.

        No reentry or retaking possession of the Office Space by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of violations of any of the terms, provisions and covenants herein contained. Landlord's acceptance of Rent or Additional Rent following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute waiver of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expenses of repossession and any repairs or remodeling undertaken by Landlord following repossession.

        Time is of the essence of this Lease, and in case either party shall fail to perform the covenants on its part to be performed at the time fixed for the performance of such respective covenants by the provisions of this Lease, the other party may, subject to the notice and cure provisions, if any, hereinabove provided, declare such party to be in default of this Lease. Any reference in this Lease to "days" shall mean calendar days.

        20. ATTORNEY'S FEES. In the event is shall become necessary for a party hereto to institute any legal action or proceeding of any nature for the enforcement of this Lease, or any of the provisions hereof, or to employ any attorney therefor, the non-prevailing party agrees to pay all court costs and attorneys fees (as approved by the court) incurred by the prevailing party.

        21. LANDLORD'S LIEN. In addition to the statutory Landlord's Lien, Landlord shall have, at all times, a valid security interest to secure payment of all Rental, Additional Rental and other sums of money becoming due hereunder from Tenant, and to secure payments of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon ail goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereinafter be situated in the Office Space, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant. In consideration of this Lease, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Office Space and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on or in the Office Space, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in paragraph 25 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the interest granted in this paragraph 21. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the Commonwealth of Virginia. The statutory lien for rent is not hereby waived, the security interest hereby granted being in addition and supplementary thereto. Notwithstanding anything contained hereinabove to the contrary, Landlord hereby agrees to subordinate any lien on Tenant's personal property and trade fixtures located in the Office Space granted to Landlord by statute or by virtue of this Lease to any current or future financing arrangements entered into by Tenant with respect to its personal property and trade fixtures located in the Office Space.

        22. SUBORDINATION. In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to any deeds of trust, master leases, security interests or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein or on the Office Space and to zoning ordinances and other building and fire ordinances and governmental regulations relative to the use of the property. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, for the purposes of confirmation, at any time hereafter, on demand, in the form(s) prescribed by Landlord, execute any instruments, estoppel certificates, releases or other documents that may be requested or required by any holder of any superior interest for the purposes of subjecting and subordinating this Lease to the lien of any such deed of trust, master lease, security interest, mortgage, or superior interest, and Tenant hereby appoints Landlord attorney in fact, irrevocably, to execute and deliver any such instrument or document for Tenant should Tenant fail or refuse to do so. Notwithstanding the foregoing, however, Landlord shall exercise commercially reasonable efforts to obtain a nondisturbance agreement from the holder of such prior lien in a form and substance reasonably acceptable to Tenant and the holder of such prior lien. Landlord's inability to obtain such a nondisturbance agreement, however, shall in no way affect the enforceability of this Lease or this paragraph 22.

        23. QUIET ENJOYMENT. Provided Tenant has performed all of the terms, covenants, agreements, and conditions of this Lease, including the payment of Rental and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Office Space against Landlord and all persons claiming by, through or under Landlord, for the term herein described, subject to the provisions and conditions of this Lease, except as otherwise set forth in paragraph 22 above.

        24. SECURITY DEPOSIT. Tenant, concurrently with the execution of this Lease, has deposited with Landlord the sum of $5,670.92, the receipt of which is hereby acknowledged, which sum shall be retained by Landlord as a security deposit. The security deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Rent or Additional Rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of Rent, Additional Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease. If Landlord transfers its ownership interest in the Building during the Lease term, Landlord may assign the security deposit to the transferee and thereafter shall have no further liability for the return of such security deposit.

        25. MECHANIC'S LIENS. Tenant will not permit any mechanic's lien or liens to be placed upon the Office Space or the Building or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligations incurred by or at the request of Tenant and in the case of the filing of any such lien Tenant will promptly pay same. If default in payment thereof shall continue for ten (10) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be deemed Additional Rental hereunder due from Tenant to Landlord and shall be repaid with interest per annum at the lesser of (a) twenty percent (20%) or (b) the maximum rate permitted by law until repaid, and if not so paid within ten (10) days of the rendition of such bill shall constitute default under paragraph 18 hereof.

        26. NOTICES. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered or given when (a) actually received or (b) signed for or "refused" as indicated on the postal service return receipt. Delivery may be by personal delivery or by United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they may hereafter specify by written notice delivered in accordance herewith:

        LANDLORD:

                KOGER EQUITY, INC.
                P.O. Box 4339
                Jacksonville. Florida 32201-4339

        TENANT:

                GLOBAL PARTNER VENTURES, LLC
                One Paragon Place
                6800 Paragon Place, Suite 237
                Richmond, Virginia 23230

        27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by a party hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, act of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations, or restrictions or any other causes of any kind whatsoever which are beyond the control of such party.

        28. SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

        29. HOLDING OVER. The failure of Tenant to surrender the Office Space on the date provided herein for the termination of this Lease (or at the time this Lease may be terminated otherwise by Landlord), and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will at one hundred fifty percent (150%) of the rental payable at the time of the date provided herein for the termination of this Lease. This provision does not give Tenant any right to hold over at the expiration of the term of this Lease, and shall not be deemed, the parties agree, to be a renewal of this Lease term, either by operation of law or otherwise.

        30. RELOCATION. [INTENTIONALLY DELETED]

        31. RENT A SEPARATE COVENANT. Tenant shall not for any reason withhold or reduce Tenant's required payments of Rent and other charges provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant's obligations.

        32. JOINT AND SEVERAL LIABILITY. [INTENTIONALLY DELETED]

        33. ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Office Space, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

        34. CORPORATE TENANCY. If Tenant is a corporation, the undersigned officer of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the Commonwealth of Virginia. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto.

        35. BROKERAGE COMMISSION. Trammell Crow Company has served as Tenant's broker in connection with the execution of this Lease (the "Tenant's Broker"). Landlord shall pay a commission to the Tenant's Broker in an amount equal to three percent (3%) of the total annual rental due hereunder during the term of this Lease, with fifty percent (50%) being payable by Landlord upon the date this Lease is fully executed by Landlord and Tenant and the remaining fifty percent (50%) being payable by Landlord upon the date Tenant accepts possession of the Office Space. Except for the foregoing commission due to Tenant's Broker, Tenant warrants that there are no claims other than by Tenant's Broker for broker's commissions or finders' fees in connection with Tenant's execution of this Lease based on its activities and agrees to indemnify and save Landlord harmless from all liability that may arise from such claim, including reasonable attorney's fees.

        36. AMENDMENTS. This Lease contains the entire agreement between the parties hereto and may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the provisions hereof be construed to waive or lessen the right of Landlord to insist upon the performance by the Tenant in strict accordance with the terms hereof. The terms, provisions, covenants, and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

        37. WORKING DRAWINGS. Tenant agrees to bear all costs of any changes in the working drawings made after the final working drawings meeting or in the Office Space as a result of any such changes in the working drawings.

        38. SPECIAL PROVISIONS. Any special provisions required under this Lease shall be attached hereto as Exhibit "E", and shall be signed by both parties to this Lease.

        39. DELIVERY OF POSSESSION. [INTENTIONALLY DELETED]

        40. LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period expressly provided in this Lease, to perform such duty on behalf of and at the expense of Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed Additional Rental under this Lease and shall be due and payable upon demand by Landlord.

        41. LIMITATIONS OF LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Building and the land thereunder for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Building or of Landlord's interest therein. No other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that the Landlord's express or implied interest hereunder and in the Building shall be subject to impressment of an equitable lien or otherwise. Nothing herein contained shall be construed to limit any right of injunction against the Landlord, where appropriate.

        42. TRANSFER OF LANDLORD'S INTEREST. In the event of the sale, assignment or transfer by Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord hereunder, Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any securities given by Tenant to Landlord to secure performance by Tenant of its obligations hereunder may be assigned by Landlord to such successor in interest of Landlord; and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto. Landlord's assignment of this Lease or of any or all of its rights herein shall in no manner affect Tenant's obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest. Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease, provided Landlord's successor, assignee or transferee assumes Landlord's obligations under this Lease.

        43. SHORT FORM LEASE. At Tenant's request, upon commencement of the Term of this Lease, the parties hereto shall execute a memorandum or short form lease agreement, in recordable form, specifying the commencement and termination dates of the term hereof and including any such other provisions hereof as either party may desire to incorporate therein. Tenant shall pay all costs and expenses incurred in connection with the preparation and recordation of such memorandum.

        44. WAIVER. Except as otherwise provided herein, to the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord and its respective agents and employees for injury or damage to person, property or business sustained in or about the Office Space or the Building by Tenant, its agents or employees other than damage caused by the negligent or willful acts of Landlord or its respective agents or employees.

        IN WITNESS WHEREOF, the undersigned duly authorized officers executed this Lease this 16th day of October, 1998.

                                TENANT:

                                GLOBAL PARTNER VENTURES, LLC

                                By: /s/ JOHN R. SAMPLE
                                    -----------------------------------------
                                Its: Vice President & Chief Financial Officer
                                    -----------------------------------------

                                LANDLORD:

                                KOGER EQUITY INC.

                                By: /s/ THOMAS C. McGEACHY
                                    -----------------------------------------
                                Its: Vice President
                                    -----------------------------------------

COMMONWEALTH OF VIRGINIA     )
                             )ss.: to wit:
CITY/COUNTY OF HENRICO       )

        The foregoing instrument was acknowledged before me in County of Henrico this 16th day of October, 1998, by John R. Sample as duly authorized V. Pres. & Chief Fin Off of GLOBAL PARTNER VENTURES, LLC, a Delaware limited liability company.

                                             /s/ [Signature Illegible]
                                         -------------------------------
                                             Notary Public

                        My Commission Expires: 9/30/01
                                              ------------------------------

STATE OF FLORIDA         )
                         )ss.: to wit:
CITY/COUNTY OF DUVAL     )

        The foregoing instrument was acknowledged before me in the State of Florida this 27th day of October, 1998, by Thomas C. McGeachy as Vice President of KOGER EQUITY, INC., a Florida Corporation.


                                             /s/ PEGGY O. FORBERG
                                         -------------------------------
                                             Notary Public

                        My Commission Expires: April 6, 2001
                                              ------------------------------

                                PEGGY O. FORBERG
[SEAL]                      MY COMMISSION #CC 636040
                             EXPIRES: April 6, 2001
                   BONDED THRU AON RISK SERVICES, INC. OF FL

                                   EXHIBIT B

                                  RENT SCHEDULE


Period                               Annual Rent              Monthly Installment
------                               -----------              -------------------
12/01/98 - 11/30/99                  $68,057.00                  $5,670.92*
12/01/99 - 11/30/00                  $69,772.29                  $5,814.36
12/01/00 - 11/30/01                  $71,533.61                  $5,961.13
12/01/01 - 11/30/02                  $73,334.96                  $6,111.25
12/01/02 - 11/30/03                  $75,176.34                  $6,264.70


* Inasmuch as the commencement date of this Lease is December 15, 1998, the first monthly installment of Rent shall be $3,109.86.

                                    EXHIBIT C

                                 WORK AGREEMENT
                                (Plans Attached)

        This Work Agreement is attached to and made a part of that certain Lease Agreement dated as of October 16th, 1998, (the "Lease"), between KOGER EQUITY, INC. ("Landlord"), and GLOBAL PARTNER VENTURES, LLC. ("Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease. This Work Agreement sets forth the terms and conditions governing the design, permitting and construction of the tenant improvements ("Improvements") to be installed in the Office Space.

        1. Tenant's Representative. Tenant hereby appoints Joan Marable as its authorized representative ("Tenant's Representative") with full power and authority to bind Tenant for all actions taken with regard to the Improvements. Tenant hereby ratifies all actions and decisions with regard to the Improvements that the Tenant's Representative may have taken or made prior to the execution of this Work Agreement.

        2. Improvements.

               2.1 Landlord's Work. Landlord, at its sole cost (subject to the cost of same not exceeding $32,024.00, the "Cost Allowance"), shall prepare the Plans and Specifications for, furnish materials for, and construct and install in or for the benefit of the Office Space the Improvements shown on the Plans and Specifications attached hereto as Schedule C-1, ("Landlord's Work") using materials selected by Landlord (and reasonably approved by Tenant) which are consistent with the quality, size, finish, design, capacity, color, and/or appearance utilized by Landlord for standard improvements to the Building, unless otherwise indicated in the Plans and Specifications. Landlord's Work shall also include preparation and submittal to Tenant of one (1) space plan and one (1) revision thereto based on comments from Tenant. Tenant shall approve or disapprove and provide comments on the Plans and Specifications and space plan within five (5) business days following submittal of the same to Tenant by Landlord.

               2.2 Tenant's Work. "Tenant's Work" shall mean all improvements to the Office Space not included in Landlord's Work, or, if applicable, all improvements included in Landlord's Work and items included in the Cost Estimate, to the extent the cost thereof exceeds the Cost Allowance.

               2.3 Excess Cost Allowance. Notwithstanding anything contained herein to the contrary, to the extent the Cost Allowance exceeds the actual costs of completing Landlord's Work, Tenant may use the excess portion of the Cost Allowance to cover any actual and reasonable costs incurred by Tenant in connection with purchase and installation of cabling, wiring, appliances, shower facilities and/or any actual and reasonable moving costs incurred by Tenant in connection with its move from its existing location to the Office Space.

        3. Pricing and Construction.

               3.1 Cost Estimate. The "Cost Estimate" shall include all amounts charged by Landlord's contractor for performing all work and providing all materials in connection with Landlord's and Tenant's Work (including the Landlord's general contractor's general conditions, overhead and profit), plus an amount equal to five percent (5%) of the general contractor's charges as compensation for Landlord's overhead and administrative expenses. The cost of Landlord's Work shall include the cost of preparing the Plans and Specifications, including space plans and construction documents, to the extent the cost of same, in addition to the cost of the Improvements included in Landlord's Work, does not exceed the Cost Allowance. The amount of any such excess shall be included in the cost of Tenant's Work.

               3.2 Payments by Tenant or Tenant's Work. The price of Tenant's Work performed by Landlord's general contractor shall be payable by Tenant as and when Landlord incurs any costs associated therewith. Accordingly, as and when Landlord incurs any costs associated with Tenant's Work, Landlord shall provide a written statement to Tenant setting forth such costs, and Tenant shall reimburse Landlord for the full amount of such costs within five (5) business days of receipt of such statement from Landlord.

               3.3 Construction. After approval of the Cost Estimate by Tenant, Landlord shall administer the full construction of the Improvements in accordance with the approved Plans and Specifications, and will endeavor to Substantially Complete the Improvements on or before December 11, 1998. If the Improvements are not Substantially Complete by such date, the validity and enforceability of the Lease shall not be affected thereby and, except as otherwise provided in paragraph 1 of the Lease, Landlord shall have no liability to Tenant for failure to Substantially Complete the Improvements by such date; provided, however, Landlord shall continue to endeavor to Substantially Complete the Improvements as soon as reasonably practicable thereafter.

        4. Change Orders. If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to this Exhibit after Tenant's acceptance of the Cost Estimate, Landlord shall respond to Tenant's request for consent as soon as possible, but in no event later than five (5) working days after it being made. If Landlord approves such request, Landlord shall as soon as practicable after such approval notify Tenant of the cost of such change order and the delay in Substantial Completion of the Improvements, if any, due to the change order which would be Tenant's sole responsibility. All additional expenses directly attributable to any change order requested by Tenant (including a ten percent (10%) overhead and administration fee) shall be payable to Landlord by Tenant upon submission of a statement of such costs to Tenant.

        5. Substantial Completion. "Substantial Completion" of the Improvements shall be conclusively deemed to have occurred as soon as the Improvements to be installed by Landlord pursuant to this Work Agreement have been constructed in accordance with the approved Plans and Specifications and approved change orders, as certified by Landlord's architect or general contractor. Notwithstanding the above, the Improvements shall be considered Substantially Complete even though (a) there remain to be completed in the Office Space punch list items reasonably acceptable to Landlord and Tenant, including but not limited to minor or insubstantial details of construction, decoration or mechanical adjustment, the lack of completion of which will not materially interfere with Tenant's permitted use of the Office Space, and/or (b) there is a delay in the Substantial Completion of the Improvements due to a "Tenant Delay" as defined below.

               5.1 Tenant Delays. The following items shall be referred to individually as a "Tenant Delay":

                      (a) Tenant's failure to comply with any of the deadlines specified in this Work Agreement; or

                      (b) Tenant's request for changes or additions to the Improvements subsequent to the date of Tenant's initial approval of the Plans and Specifications; or

                      (c) Tenant's failure to pay when due any amounts required pursuant to this Work Agreement; or

                      (d) The performance of any work by any person or firm employed or retained by Tenant; or

                      (e) Tenant's request for materials, finishes or installations which are not included in the Plans and Specifications not available as needed to meet the general contractor's schedule for Substantial Completion; or

                      (f) Tenant's or Tenant's agent, including Tenant's contractors, vendors, and Representative's interference with the general contractor's schedule; or

                      (g) The installation of Tenant's Work; or

                      (h) Any other Tenant-caused delay.

               5.2 Punch List. Upon Substantial Completion of the Improvements, Landlord's architect or general contractor shall prepare a preliminary punch list in writing for Landlord and Tenant's review and Landlord and Tenant shall examine the Improvements and shall agree on a final "punch list" which shall specify the items of work that require correction, repair or replacement. Tenant shall approve such punch list in writing within two (2) working days of the walk-through.


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
        6. Acknowledgment by Tenant. By occupying the Office Spaces, Tenant shall be conclusively deemed to have accepted the same as complying fully with Landlord's covenants and obligations under this Work Letter, subject to items contained in the punch list prepared as provided in Paragraph 5.2 and subject to any latent defects discovered within the first (1st) Lease Year. Landlord agrees to correct and complete any such items outlined in the punch list as soon as practicable.

                                   EXHIBIT D

                         BUILDING RULES AND REGULATIONS

The following Building Rules and Regulations have been adopted by the Landlord for the care, protection and benefit of the Office Space and the Building and for the general comfort and welfare of all tenants.

        1. The sidewalks, entrances, passages, halls, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress and egress to and from the Building and Tenant's Office Space.

        2. Restroom facilities, water fountains, and other water apparatus shall not be used for any purpose other than those for which they were constructed.

        3. Landlord reserves the right to designate the time when freight, furniture, goods, merchandise and other articles may be brought into, moved or taken from Tenant's Office Space or the Building. Tenant may move into the Office Space during normal business upon twenty-four (24) hours advance notice to Landlord.

        4. Tenant shall not put additional locks or latches upon any door without the written consent of Landlord. Any and all locks so added on any door shall remain for the benefit of Landlord, and the keys to such locks shall be delivered to Landlord by and from Tenant.

        5. Landlord shall furnish parking facilities near the Building for use by Tenant, Tenant's employees, agents, guests, or invitees, but Landlord does not guarantee the availability of parking spaces. Landlord shall keep the parking areas well lit in accordance with the terms of paragraph 8 of the Lease. Landlord shall not be liable for injuries, damage, theft, or other loss, to persons or property that may occur upon or near said parking areas. The driveways, entrances, and exits upon, into and from such parking areas shall not be obstructed by Tenant, Tenant's employees, agents, guests, or invitees; provided, however, Landlord shall not be responsible or liable for failure of any person to observe this rule. Tenant, its employees, agents, guests and/or invitees shall not park in space(s) reserved for others.

        6. Tenant shall not install in the Office Space any heavyweight equipment or fixtures or permit any excessive weight in any portion thereof without first having obtained Landlord's written consent.

        7. Landlord reserves the right at all times to exclude newspaper vendors, loiterers, vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification or credentials from all persons seeking access to any part of the Building outside ordinary business hours. Landlord will exercise its best judgment in the execution of such control but will not be liable for the granting or refusal of such access.

        8. Landlord reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building and its tenants.

        9. No wires of any kind or type (including but not limited to television and radio antennae) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent; provided, however, Landlord covenants and agrees not to unreasonably withhold or delay such consent if such wires are to be run or installed solely within the interior of the Office Space.

        10. If the Office Space is furnished with carpeting, Tenant shall provide a plexiglass or comparable carpet protection mat for each desk chair customarily used by Tenant. For default or carelessness in these respects, Tenant shall pay Landlord the cost of repairing or replacing said carpet, in whole or in part, as Additional Rent when, in Landlord's sole judgment, such repair or replacement is necessary.

        11. Landlord shall furnish a reasonable number of door keys to Tenant's Office Space and/or Building which shall be surrendered on termination of this Lease. Landlord reserves the right to require a deposit for such keys to insure their return at the termination of this Lease. Tenant shall get keys only from Landlord and shall not obtain duplicate keys from any outside source. Further, Tenant shall not alter the locks or effect any substitution of such locks as are presently being used in Tenant's Office Space or the Building.

        12. Landlord shall provide heating, ventilation and air conditioning Monday-Friday from 7:00 a.m. to 6:00 p.m. and Saturdays from 8:00 am to 1:00 pm, except holidays. The cost for HVAC use after hours is $30.00 per hour. There is a two hour minimum set up charge.

        13. The Building is secured by a card access system to provide access 24 hours a day. The Building is open Monday through Friday from 7:00 a.m. to 6:30 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m.

                                    EXHIBIT E

                               SPECIAL PROVISIONS
                                       of
                                 LEASE AGREEMENT

                                     between

                          GLOBAL PARTNER VENTURES, LLC

                                       and

                               KOGER EQUITY, INC.

        1. Renewal Option. Provided Tenant is not then in default under this Lease, Landlord hereby grants Tenant the right, exercisable upon written notice to Landlord at least nine (9) months prior to the expiration of the then current term of this Lease, to renew this Lease for one (1) additional term of five (5) years upon the same terms and conditions as contained in this Lease except that
(a) Rent shall be calculated as set forth below, and (b) the terms and conditions of Exhibit C hereto shall be inapplicable to such renewal term. In the event Tenant provides Landlord with written notice of its intent to so extend this Lease as set forth above, Landlord shall, within thirty (30) days after it receives such notice from Tenant, provide Tenant with a written notice specifying the proposed Rent, additional rent and any other applicable economic terms for such renewal term reasonably determined by Landlord based upon the then current market rates, and Tenant shall have thirty (30) days after receipt of same from Landlord in which to accept or reject the proposed terms. If Tenant objects to any of the proposed terms and Landlord and Tenant are unable to reach an agreement thereon, Landlord and Tenant shall each, at its expense, select a real estate broker, agent or appraiser with current experience in and knowledge of the applicable rental market, and such representatives shall select a third such representative (at both parties' expense), to determine by majority vote the Rent, additional rent and any other applicable economic terms to be applicable to such renewal term, such determination to be made within thirty
(30) days after Landlord receives Tenant's notice of objection to Landlord's proposed economic terms for the renewal term. Notwithstanding the foregoing, if for any reason, Landlord and Tenant are unable to agree upon the economic terms for the renewal term within one hundred twenty (120) days after Tenant notifies Landlord in writing of its intent to exercise its option to renew this Lease, Tenant's right to renew this Lease shall terminate and be of no further force and effect. In the event Landlord and Tenant agree upon the economic terms for the renewal term and this Lease is extended as herein provided, Landlord will, at Tenant's request, at Landlord's sole cost and expense, repaint and recarpet the Office Space per the then existing Building standards.


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
        2. Late Payment. If Tenant fails to pay any installment of Rent or any other sum due hereunder within ten (10) days after the same becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue payment. In addition, any such late payment of Rent or any other sum due hereunder shall bear interest from the date such payment became due and payable to the date of actual payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.


                                      E-2